Exhibit 5.1

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202 TEL (214) 979-3000 FAX (214) 880-0011
September 22, 2011	Client No. 70152.000002

Crossroads Systems, Inc.
11000 North Mo-Pac Expressway
Austin, Texas  78759

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Crossroads Systems, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to 1,221,064 shares (the “1999 Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued by the Company under the Crossroads Systems, Inc. 1999 Stock Incentive Plan (the “1999 Plan”) and  2,730,449 shares (together with the 1999 Shares, the “Shares”) of Common Stock that may be issued by the Company under the Crossroads Systems, Inc. 2010 Stock Incentive Plan (together with the 1999 Plan, the “Plans”).  This opinion is being delivered to you pursuant to the Company’s request to us in connection with your review of certain legal aspects of the proposed offering.

In connection with the opinions set forth herein, we have examined the following documents:

(i)           the Certificate of Incorporation and Bylaws of the Company (each as amended to date), certified by the Secretary of the Company as of September 21, 2011;

(ii)          minutes and records of the corporate proceedings of the Company with respect to the Plans and related matters, certified by the Secretary of the Company as of September 21, 2011; and

(iii)         the Registration Statement and exhibits thereto, including the Plans.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.  As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.

Based upon the foregoing and subject to the limitations, assumptions and qualifications noted herein, and assuming that:

(1)	the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the applicable Plan;

(2)
the Company maintains an adequate number of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock available for issuance to those persons who purchase Shares pursuant to the Plans; and

(3)	the consideration for the Shares issued pursuant to the applicable Plan is actually received by the Company as provided in such Plan and exceeds the par value of such Shares;

then, we are of the opinion that the Shares when issued or sold in accordance with the terms of the Plans will be duly issued, fully paid and nonassessable.

We express no opinions herein on the laws of any jurisdiction other than of the federal laws of the United States of America, the laws of the State of Texas and the Delaware General Corporation Laws (including judicial decisions interpreting those laws).  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP